UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016
HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 906-8555
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2016, the board of directors of HRG Group, Inc. (the “Company”) appointed Mr. Andrew A. McKnight as a Class I director of the Company. As a Class I director, Mr. McKnight's term will continue until the Company’s 2017 Annual Meeting of Stockholders.

Mr. McKnight has been a Partner and Managing Director at Fortress Investment Group LLC ("Fortress") since 2005. Mr. McKnight was formerly a Managing Director at Fir Tree Partners. Prior to joining Fir Tree in 2002, he was in the Leveraged Finance group at Goldman, Sachs & Co.

The Company’s Nominating and Corporate Governance Committee, composed entirely of independent directors, and the Company’s board of directors, determined that Mr. McKnight qualifies as an independent director under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange and the Company’s Corporate Governance Guidelines.  Mr. McKnight has been named to each of the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s board of directors.

Mr. McKnight was nominated by Fortress to serve on the Company’s board of directors pursuant to the Company’s Certificate of Designation of Series A Participating Convertible Preferred Stock, dated as of May 12, 2011, as amended. Certain affiliates of Fortress are also a party to certain arrangements described under the heading “Certain Relationships and Related Person Transactions” in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2015, filed with the SEC on January 13, 2016 (and as described in subsequent reports filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Senior Vice President, General Counsel & Corporate Secretary

Dated: July 22, 2016